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                                                                     EXHIBIT 3.5


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     LIONBRIDGE TECHNOLOGIES HOLDINGS, INC.
                             PURSUANT TO SECTION 242
                        OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE


     Lionbridge Technologies Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, by a unanimous written consent of the directors dated June 15, 1999, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED:           That the Board of Directors of the Corporation deems it
                         advisable and in the best interests of the Corporation that the Corporation amend its Restated Certificate of Incorporation to change its corporate name from "Lionbridge Technologies Holdings, Inc." to "Lionbridge
                         Technologies, Inc.", by deleting Article First in its entirety and replacing it with the following:

                             "FIRST.  The name of the corporation is Lionbridge
                              Technologies, Inc."

                         and that a Certificate of Amendment of Restated Certificate of Incorporation of the Corporation (the "Charter Amendment") reflecting such amendment, in substantially the form attached hereto as EXHIBIT A, is hereby recommended to the stockholders of the Corporation for their consideration and approval.

     SECOND: That the foregoing amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


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     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Rory J. Cowan, its President this 16th day of June, 1999.


                                           LIONBRIDGE TECHNOLOGIES
                                           HOLDINGS, INC.


                                           By:
                                               ---------------------------------
                                               Rory J. Cowan
                                               President